Exhibit 24.02

                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                  [LETTERHEAD]

                                 June 21, 1996

WEITZER HOMEBUILDERS INCORPORATED
5901 N.W. 151 Street, Suite 120
Miami Lakes, Florida 33014

     RE: REGISTRATION STATEMENT ON FORM S-3; WEITZER HOMEBUILDERS INCORPORATED
       (THE "COMPANY"); 432,663 SHARES OF COMMON STOCK

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of the resale of an aggregate of 432,663 shares of Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Shareholders designated in the Registration Statement. The shares of Common Stock to be sold consist of 432,663 shares of Common Stock which were issued to the Selling Shareholders upon exercise of the Warrants of the Company which were issued to the Selling Shareholders as part of an October 7, 1994 private placement.

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

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Weitzer Homebuilders Incorporated
June 21, 1996
Page 2

     Based upon and in reliance of the foregoing, we are of opinion that the Common Stock is validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                                       Very truly yours,

                                       ATLAS, PEARLMAN, TROP & BORKSON, P.A.

JMD/ldm